UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2009

LIVE CURRENT MEDIA INC.
(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

375 Water Street, Suite 645
Vancouver, British Columbia V6B 5C6
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review

On June 18, 2009 we were advised by Ernst & Young, our independent registered public accounting firm, that the audit opinion dated March 24, 2009 on our December 31, 2008 consolidated financial statements could no longer be relied upon.  We were further advised by Ernst & Young that there were errors in our September 30, 2008 interim consolidated financial statements, in our December 31, 2008 consolidated financial statements and in our March 31, 2009 interim consolidated financial statements.  Based on the foregoing, C. Geoffrey Hampson, our Chief Executive Officer and Chief Financial Officer, concluded that the previously filed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2008, which was filed with the Securities and Exchange Commission on November 14, 2008, our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 31, 2009, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, which was filed with the Securities and Exchange Commission on May 15, 2009, should no longer be relied upon due to errors in the consolidated financial statements which include the following:

(i)           Warrants that we issued in conjunction with a financing that we closed on November 19, 2008 should be valued and classified as a liability in our financial statements, rather than as equity.  We believe that this increase to our liabilities will be approximately $90,000.

(ii)           As part of the acquisition of Auctomatic Inc., we agreed to issue a total of approximately 1,000,000 shares to the former shareholders of Auctomatic.  Of these, 413,604 shares were to be issued to three members of Auctomatic’s management, one third each on the first, second and third anniversaries of the transaction, conditional on the individuals remaining as employees of Live Current Media Inc.  The portion of the fair value of the shares to be issued based on the period of service these individuals provided to us, computed in relation to the period of service required for the individuals to become entitled to the shares, should have been recorded as an expense in 2008 and 2009.

(iii)           On January 1, 2009 we were to pay a bonus of CDN $100,000 to our President and Chief Corporate Development Officer.  This bonus was not accrued as a liability as at December 31, 2008.  The bonus is not discretionary, therefore an additional liability and expense of $81,660 should have been recorded in our financial statements at December 31, 2008.  This item was erroneously included in our financial statements for the period ended March 31, 2009, insofar as the compensation expense is recorded in 2009 and not 2008.

We intend to file an amended Form 10-K/A for the year ended December 31, 2008 and an amended Form 10-Q/A for the nine months ended September 30, 2008 and for the three months ended March 31, 2009 as soon as practicable. Until the restated reports are filed, we are continuing our investigations with respect to these matters.

Management is assessing the effect of the restatement on our internal control over financial reporting and our disclosure controls and procedures.  Management will not reach a final conclusion on the effect of the restatements on internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.

Mr. Hampson discussed these matters with our independent registered public accounting firm.

ITEM 9.01     Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99	Letter from Ernst & Young

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 24, 2009

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer